                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                (AMENDMENT NO. 1)

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                       Date of Report: September 14, 2004
                        (Date of earliest event reported)

                          CAPITAL GROWTH SYSTEMS, INC.

             (Exact name of registrant as specified in its charter)

          Florida                     0-30831                   65-0953505
(State or other jurisdiction    (Commission File No.)         (IRS Employer
    of incorporation)                                        Identification No.)

                         50 East Commerce Drive, Suite A
                           Schaumburg, Illinois 60173
                    (Address of Principal Executive Offices)

                                 (630) 872-5800
               Registrant's telephone number including area code)

                       1100 E. Woodfield Drive, Suite 100
                           Schaumburg, Illinois 60173
          (Former name or former address, if changed since last report)

                           -------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      Capital Growth Systems, Inc., a Florida corporation (the "Company") is filing this Current Report on Form 8-K/A in order to amend its Current Report on Form 8-K filed September 20, 2004 (SEC File No. 000-30831), and incorporated herein by reference, to provide certain financial disclosures required by Item
9.01 with respect to Frontrunner Network Systems, Corp., a Delaware corporation ("Frontrunner") becoming a wholly owned subsidiary of the Company. Item 9.01 of this Current Report on Form 8-K/A contains the supplemental financial information. The Company also wishes to report a change in registrant's certifying accountant under Item 4.01, a change in address under Item 8.01 (Other Events) and to disclose a letter to the shareholders of the Company under 8.01.

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      On November 10, 2004, the Company received written notification that Russell & Atkins, PLC ("R&A") has withdrawn from serving as the Company's independent auditors. No action was required or taken by the Company's Board of Directors with respect to their withdrawal.

      For the period including the prior two fiscal years and the interim period ending as of the date of withdrawal of R&A (the "Reporting Period"), R&A's reports did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Reporting Period, there were no disagreements between the Company and R&A on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which would have caused it to make reference to the subject matter of the disagreement in connection with its reports. The Company has provided R&A with a copy of this disclosure on November 11, 2004. R&A has provided the Company and the Securities and Exchange Commission with a letter, dated November 12, 2004, a copy of which is attached hereto as Exhibit 16.1 and incorporated herein by reference, which states that R&A agrees with the disclosures set forth herein.

      On November 11, 2004, the Company engaged Russell Bedford Stefanou Mirchandani LLP ("RBSM") to serve as its independent auditor.

      Neither the Company nor anyone on its behalf has consulted RBSM regarding
(i) either: the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements; as such, no written or oral advice was provided, and none was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was a subject of a disagreement or event with R&A (as there were none).

      The Company provided RBSM with a copy of this disclosure on November 11, 2004, providing RBSM with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company's expression of its views, or the respect in which RBSM does not agree with the statements contained herein. RBSM agrees with the statements provided herein and therefore is not providing a letter.

ITEM 8.01 OTHER EVENTS.

      The Company has moved its principal offices to 50 East Commerce Drive, Suite A, Schaumburg, Illinois 60173.

      On November 12, 2004, the Company issued a letter to shareholders (the "Shareholder Letter") discussing: (a) the acquisition and status of Frontrunner Network Systems Corp.; (b) the status of the Company's public registration; (c) the status of Nexvu and the decision to terminate a majority of the Nexvu sales team; and (d) the Company's newly constituted Board of Directors and senior management team. A copy of the Shareholder Letter is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The description of the Shareholder Letter is not complete and is qualified in its entirety by reference to the Shareholder Letter.

      The information in this Item 8.01 on this Current Report on Form 8-K, including the referred to exhibits attached hereto, is furnished solely pursuant to Item 8.01 of this Report. Consequently, it is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Financial statements of businesses acquired.

                        FRONTRUNNER NETWORK SYSTEMS CORP.

                                  ANNUAL REPORT

                             MARCH 31, 2004 AND 2003



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

                        FRONTRUNNER NETWORK SYSTEMS CORP.
                                  ANNUAL REPORT
                             MARCH 31, 2004 AND 2003

                               Table of Contents

                                                                            Page
                                                                             No.
                                                                            ----
Independent Auditors' Report ...........................................       1

Statements of Financial Condition ......................................     2-3

Statements of Operations ...............................................       4

Statements of Preferred Stock and Stockholders' Deficit ................       5

Statements of Cash Flows ...............................................       6

Notes to Financial Statements ..........................................    7-15

                                                             [PLANTE MORAN LOGO]

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
FRONTRUNNER NETWORK SYSTEMS CORP.
Schaumburg, Illinois

We have audited the accompanying statements of financial condition of FRONTRUNNER NETWORK SYSTEMS CORP. as of March 31, 2004 and the related statements of operations, preferred stock and stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of FRONTRUNNER NETWORK SYSTEMS CORP as of March 31, 2003 were audited by other auditors, whose report dated May 23, 2003 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FRONTRUNNER NETWORK SYSTEMS CORP. as of March 31, 2004 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the financial statements, the Company's recurring losses from operations, working capital deficiency, and stockholders' deficit raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 15. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Plante Moran, PLLC
-------------------------------
Elgin, Illinois
May 21, 2004
September 15, 2004 for Note 17

                        FRONTRUNNER NETWORK SYSTEMS CORP.
                       STATEMENTS OF FINANCIAL CONDITION
                             MARCH 31, 2004 AND 2003

                   ASSETS                                                   2004              2003
                   ------                                              -------------      ------------
CURRENT ASSETS
  Cash                                                                 $     149,538      $     37,583
  Accounts receivable, net of allowance for doubtful
      accounts of $129,110 and $302,580, respectively                      1,130,414         1,501,445
  Inventories (Note 3)                                                     1,333,239         1,378,532
  Other current assets                                                       147,179            86,602
                                                                       -------------      ------------
  TOTAL CURRENT ASSETS                                                     2,760,370         3,004,162

PROPERTY AND EQUIPMENT, NET (NOTE 4)                                       1,039,214         1,259,171
                                                                       -------------      ------------

TOTAL ASSETS                                                           $   3,799,584      $  4,263,333
                                                                       =============      ============

                 See accompanying notes to financial statements

                                                             [PLANTE MORAN LOGO]

                        FRONTRUNNER NETWORK SYSTEMS CORP.
                  STATEMENTS OF FINANCIAL CONDITION - CONTINUED
                             MARCH 31, 2004 AND 2003

LIABILITIES AND STOCKHOLDERS' DEFICIT                                                    2004              2003
-------------------------------------                                                    ----              ----
CURRENT LIABILITIES
  Current maturities of long-term debt
    and debt due within one year (Note 5)                                           $    5,971,735   $    9,524,275
  Accounts payable                                                                       2,640,133        2,305,163
  Accrued expenses                                                                         645,747          860,265
  Warranty reserve                                                                         149,534          144,199
  Deferred revenue                                                                       1,222,695        1,191,378
  Advance billings                                                                         542,049          694,107
                                                                                    --------------   --------------
  TOTAL CURRENT LIABILITIES                                                             11,171,893       14,719,387

LONG-TERM LIABILITIES
  Long-term debt (Note 5)                                                                  104,565          239,561

PREFERRED STOCK (NOTE 6)
  Junior convertible preferred stock: $100 par value
    Authorized 2,500 shares;
    Issued and outstanding 2,000 shares                                                    200,000          200,000
  Series A junior convertible preferred stock: $100 par value
    Authorized 7,000 shares;
    Issued and outstanding 4,050 shares                                                  4,050,000        4,050,000
  Senior preferred stock: 8% cumulative; $100 par value
    Authorized 16,000 shares;
    Issued and outstanding 222 shares                                                       22,200           22,200
  Junior redeemable preferred stock: $1 par value
    Authorized 1,000,000 shares;
    Issued and outstanding 830,955 shares                                                  830,955          830,955
                                                                                    --------------   --------------
  TOTAL PREFERRED STOCK                                                                  5,103,155        5,103,155

STOCKHOLDERS' DEFICIT (NOTE 8)
  Common stock: $.001 par value;
    Authorized 170,000,000 shares;
    Issued and outstanding 87,155,413 shares                                                87,155           87,155
  Additional paid-in capital                                                            38,538,671       38,538,671
  Accumulated deficit                                                                  (51,205,855)     (54,424,596)
                                                                                    --------------   --------------
  TOTAL STOCKHOLDERS' DEFICIT                                                          (12,580,029)     (15,798,770)
                                                                                    --------------   --------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                         $    3,799,584   $    4,263,333
                                                                                    ==============   ==============

                 See accompanying notes to financial statements

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                                       3

                        FRONTRUNNER NETWORK SYSTEMS CORP.
                            STATEMENTS OF OPERATIONS
                   FOR THE YEARS ENDED MARCH 31, 2004 AND 2003

                                                                                       2004                2003
                                                                                       ----                ----

NET SALES                                                                         $  12,330,571       $  13,591,156

Cost of sales                                                                         5,991,340           6,662,654
                                                                                  -------------       -------------

GROSS PROFIT                                                                          6,339,231           6,928,502

Selling, general and administrative expense                                           6,322,497           6,817,471
                                                                                  -------------       -------------

INCOME FROM OPERATIONS                                                                   16,734             111,031

Other income (expense)
  Miscellaneous income                                                                    6,668                   -
  Interest expense                                                                     (342,464)           (568,383)
  Gain on sale of assets                                                                      -              26,512
                                                                                  -------------       -------------
  Total other income (expense)                                                         (335,796)           (541,871)
                                                                                  -------------       -------------
LOSS BEFORE EXTRAORDINARY ITEM AND CUMULATIVE
  EFFECT OF ACCOUNTING CHANGE                                                          (319,062)           (430,840)

Extraordinary item - gain on forgiveness of debt (Note 14)                            3,537,803                   -

Cumulative effect of change in accounting principle (Note 10)                                 -          (6,381,918)
                                                                                  -------------       -------------

NET INCOME (LOSS)                                                                 $   3,218,741       $  (6,812,758)
                                                                                  =============       =============
EARNINGS PER SHARE:
Net Income (loss) before extraordinary item and cumulative
  effect of accounting change                                                     $       (0.00)      $       (0.01)

Extraordinary gain                                                                $        0.04       $           -

Cumulative effect of change in accounting principle                               $           -       $       (0.07)
                                                                                  -------------       -------------

Net Income (loss)                                                                 $        0.04       $       (0.08)
                                                                                  =============       =============

                 See accompanying notes to financial statements

                        FRONTRUNNER NETWORK SYSTEMS CORP.
             STATEMENTS OF PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
                  FOR THE YEARS ENDED MARCH 31, 2004 AND 2003

                                                                STOCKHOLDERS' DEFICIT
                                  ------------------------------------------------------------------------------------------
                                   PREFERRED          COMMON STOCK
                                     STOCK       ----------------------      ADDITIONAL      ACCUMULATED
                                     TOTALS        SHARES      AMOUNT     PAID-IN CAPITAL      DEFICIT            TOTAL
                                     ------        ------      ------     ---------------      -------            -----
BALANCE AT MARCH 31, 2002         $ 5,103,155    87,155,413   $  87,155    $   38,538,671   $   (47,611,838)   $  (8,986,012)

Net loss                                    -             -           -                 -        (6,812,758)      (6,812,758)
                                  -----------    ----------   ---------    --------------   ---------------    -------------

BALANCE AT MARCH 31, 2003           5,103,155    87,155,413      87,155        38,538,671       (54,424,596)     (15,798,770)

Net income                                  -             -           -                 -         3,218,741        3,218,741
                                  -----------    ----------   ---------    --------------   ---------------    -------------

BALANCE AT MARCH 31, 2004         $ 5,103,155    87,155,413   $  87,155    $   38,538,671   $   (51,205,855)   $ (12,580,029)
                                  ===========    ==========   =========    ==============   ===============    =============

                 See accompanying notes to financial statements

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                                       5

                        FRONTRUNNER NETWORK SYSTEMS CORP.
                            STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED MARCH 31, 2004 AND 2003

                                                                                             2004                  2003
                                                                                             ----                  ----
CASH FLOWS FROM OPERATING ACTIVITIES
  NET INCOME (LOSS)                                                                     $    3,218,741        $  (6,812,758)
  Adjustments to reconcile net income (loss) to
    net cash flows from operating activities
       Cumulative effect of a change in accounting principle                                         -            6,381,918
       Forgiveness of debt                                                                  (3,537,803)                   -
       Services provided in exchange for debt                                                  (27,368)                   -
       Depreciation and amortization                                                           322,976              436,318
       Gain on sale of assets                                                                        -              (26,512)
       Provision for doubtful accounts                                                        (173,470)            (147,420)
       (Increase) decrease in operating assets
         Accounts receivable                                                                   544,501              626,294
         Inventory                                                                              45,293             (376,874)
         Other current assets                                                                  (60,577)              28,341
       Increase (decrease) in operating liabilities
         Accounts payable                                                                      334,970            1,324,242
         Accrued expenses                                                                     (214,518)              86,449
         Warranty reserve                                                                        5,335             (130,183)
         Deferred revenue                                                                     (199,010)            (482,215)
         Advance billings                                                                     (152,058)             118,172
                                                                                        --------------        -------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                                      107,012            1,025,772

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                                                        (103,019)            (327,972)
  Proceeds from sale of assets                                                                       -               26,512
                                                                                        --------------        -------------
NET CASH USED IN INVESTING ACTIVITIES                                                         (103,019)            (301,460)

CASH FLOWS FROM FINANCING ACTIVITIES
  Principal payments on long-term debt                                                      (1,163,524)          (1,356,431)
  Principal borrowings on long-term debt                                                     1,271,486              150,000
                                                                                        --------------        -------------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                                            107,962           (1,206,431)
                                                                                        --------------        -------------

NET INCREASE (DECREASE) IN CASH                                                                111,955             (482,119)

Cash, beginning of year                                                                         37,583              519,702
                                                                                        --------------        -------------
CASH, END OF YEAR                                                                       $      149,538        $      37,583
                                                                                        ==============        =============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
    Interest                                                                            $      399,977        $     566,113
                                                                                        ==============        =============
Long-term debt exchanged for liability to provide service                               $      230,327        $           -
                                                                                        ==============        =============

                 See accompanying notes to financial statements

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                                       6

                        FRONTRUNNER NETWORK SYSTEMS CORP.
                         NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2004 AND 2003

Note 1 - NATURE OF OPERATION

      Frontrunner Network Systems Corp. (the "Company") is a single-source provider of business communications equipment and multimedia integration services for data, voice, video, and advanced applications. Most of the Company's customers are located in the northeast United States.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The following is a summary of the significant accounting policies applied by management in the preparation of the accompanying financial statements.

            Use of estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Particularly significant estimates include the calculation of inventory reserves, revenue recognition, and goodwill impairment.

            Concentration of credit risk

            Financial instruments that potentially subject the Company to credit risk consist of cash and accounts receivable. The Company places its cash with high quality financial institutions. Collateral is not required for accounts receivable, however, the Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

            Allowance for doubtful accounts

            The Company provides an allowance for uncollectible accounts based upon prior experience and management's assessment of the collectibility of existing specific accounts.

            Inventories

            Inventories consist of work in progress and raw materials and are stated at the lower of cost or market. Cost is determined on a first-in, first-out basis. Work in process consists of labor, inventory, and overhead costs relating to ongoing customer projects.

            Property, equipment, and depreciation

            Property and equipment are stated at cost. Provision for depreciation is made generally at rates designed to allocate the cost of the property and equipment over their estimated useful lives of 5 to 15 years. Depreciation is calculated using the straight-line method. Expenditures for maintenance, repairs and minor renewals and betterments are charged to expense as incurred. Replacements of significant items and major renewals and betterments are capitalized.

            Revenue recognition

            Contracts are primarily accounted for on the completed contract method. The Company recognizes revenue and all related costs on these contracts upon delivery and acceptance by the customer.

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

                        FRONTRUNNER NETWORK SYSTEMS CORP.
                         NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2004 AND 2003

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

            Cash and cash equivalents

            Cash and cash equivalents are comprised of demand deposits in commercial banks.

            Earnings per common share

            Earnings per common share were computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the year. For the year ended December 31 2003 and 2004, diluted and basic earnings per share were the same, as the effect of dilutive convertible stock outstanding was not significant.

            Warranty reserve

            The financial statements include product warranty reserves of $149,534 in 2004 and $144,199 in 2003. It is based on estimates of future costs associated with fulfilling the warranty obligations. The estimates are derived from historical cost experience. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

            Stock-based compensation

            The Company accounts for stock-based compensation in accordance with Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. As permitted by that standard, the Company has elected to continue to follow recognition provisions of Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for employee stock-based compensation. No employee stock-based compensation expense was recorded for fiscal 2004 and 2003.

            Income taxes

            Income taxes are provided on the earnings in the financial statements. Deferred income taxes are provided to reflect the impact of "temporary differences" between the amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. The primary temporary differences relate to depreciation, inventory reserves and the timing of deductions for certain accrued expense liabilities. Tax credits are recognized as a reduction to income taxes in the year the credits are earned.

Note 3 - INVENTORIES

      Inventories at March 31 consist of the following:

                              2004             2003
                              ----             ----
Raw materials            $    918,340      $    917,765
Work in process               414,899           460,767
                         ------------      ------------
                         $  1,333,239      $  1,378,532
                         ============      ============

      The above amounts are net of the reserve of $1,009,729 and $915,712 at March 31, 2004 and 2003, respectively. The reserve balance is estimated by management based on previous experience and considers the Company's on-hand inventory needs based on networks under maintenance service agreements.

                                                             [PLANTE MORAN LOGO]

                        FRONTRUNNER NETWORK SYSTEMS CORP.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2004 AND 2003

Note 4 - PROPERTY AND EQUIPMENT

      Property and equipment at March 31 consists of the following:

                                                         2004              2003
                                                         ----              ----
Furniture and fixtures                                $  376,835        $  376,833
Computer equipment                                     2,403,049         2,313,299
Leasehold improvements                                   100,950            90,650
Machinery and equipment                                  555,589           552,622
Vehicles                                                 240,939           240,939
                                                      ----------        ----------
                                                       3,677,362         3,574,343
Less accumulated depreciation and amortization         2,638,148         2,315,172
                                                      ----------        ----------
                                                      $1,039,214        $1,259,171
                                                      ==========        ==========

Note 5 - LONG-TERM DEBT

      Long-term debt as of March 31 consists of the following:

                                                                                           2004             2003
                                                                                           ----             ----
Demand loan payable to bank, payable in monthly
principal payment of $50,000, plus interest (.50% plus the
prime rate; 4.5% at March 31, 2004) until the loan is paid in full or demand is made by the bank. Secured by
substantially all corporate assets.                                                    $  3,900,000     $   4,750,000

At March 31, 2003, a subordinated note payable to ALC
Communications Corporation secured by substantially all
corporate assets. The Company was delinquent on
interest and principal payments. Under terms of a
settlement agreement in connection with a lawsuit filed
to accelerate payment, a portion of the note was forgiven
and a portion was refinanced (see Note 14).                                                      --         4,500,000

Note payable to Global Crossing North America, due in
monthly installments of $16,667 through May 2006. The
note bears no stated interest (imputed interest at 8%) and
is subordinated to the outstanding bank debt. As of
March 31, 2004 the Company was in default under terms
of the note agreement.                                                                      504,502                --

Note payable to creditor, unsecured, payable in monthly
installments of $12,500, including interest at 8.25%,
through December 2005.                                                                      250,312           363,836

                                                             [PLANTE MORAN LOGO]

                       FRONTRUNNER NETWORK SYSTEMS CORP.
                         NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2004 AND 2003

Note 5 - LONG-TERM DEBT - Continued

                                                                                        2004             2003
                                                                                        ----             ----

Various promissory notes to creditor, unsecured, payable in
full on demand, including accrued interest at 10%. The notes may be converted to participating preferred stock in
accordance with the terms of the convertible
promissory note.                                                                         215,000           50,000

Various promissory notes to creditor, unsecured, payable
in full between June 10, 2003 and October 1, 2003,
including interest at 7%.                                                                776,486          100,000

Various promissory notes to creditor, unsecured, payable
in full between June 10, 2003 and October 1, 2003,
including interest at 7%.                                                                430,000               --
                                                                                    ------------      -----------
Total long-term debt                                                                   6,076,300        9,763,836
Less current portion                                                                   5,971,735        9,524,275
                                                                                    ------------      -----------
Non-current portion - long-term debt                                                $    104,565      $   239,561
                                                                                    ============      ===========

      The aggregate principal payments of long-term debt are as follows:

2004          $  5,971,735
2005               104,565
              ------------
Total         $  6,076,300
              ============

      The weighted average interest rate on debt due within one year included above was 5.3% and 4.6% for 2004 and 2003, respectively.

Note 6 - CONVERTIBLE, REDEEMABLE PREFERRED STOCK

      Senior Preferred Stock

      The holders of the Senior Preferred Stock are entitled to receive, when and if declared by the Board of Directors, quarterly dividends at the rate per annum of $80 per share.

      On November 1, 2006, the Company shall redeem all of the outstanding shares of Senior Preferred Stock at a redemption price of $1,000 per share, plus an amount equal to all accrued and unpaid dividends (whether or not declared) on such shares up to the date of redemption. Prior to November 1, 2006, the Company shall have the right to redeem any or all of the outstanding shares of Senior Preferred Stock at a redemption price of $1,000 per share plus an amount equal to all accrued and unpaid dividends (whether or not declared) on such shares up to the date of redemption.

      When any event of default, as defined in the Investment Agreement, has occurred and shall be continuing, and unless the holders of at least a majority of the shares of Senior Preferred Stock at the time outstanding shall have waived such event of default in writing, the holders of a majority of the shares of Senior Preferred Stock then outstanding may require that all of the shares of Senior Preferred Stock held by the holders requesting redemption be immediately redeemed by the Company at a redemption price of $1,000 per share plus an amount equal to all accrued and unpaid dividends (whether or not declared) on such shares.

                                                             [PLANTE MORAN LOGO]

                        FRONTRUNNER NETWORK SYSTEMS CORP.
                         NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2004 AND 2003

Note 6 - CONVERTIBLE, REDEEMABLE PREFERRED STOCK - Continued

      Junior Convertible Preferred and Series A Junior Preferred Stock (collectively "Convertible Preferred Stock")

      The holders of Convertible Preferred stock shall have no right to receive dividends.

      The Company shall have no right to redeem Convertible Preferred Stock. When any event of default, as defined in the Investment Agreement, has occurred and shall be continuing and unless the holders of at least a majority of the shares of Convertible Preferred Stock at the time outstanding shall have waived such event of default in writing, the holders of a majority of the shares of Convertible Preferred Stock then outstanding may require that all of the shares of Convertible Preferred Stock held by the holders requesting redemption be immediately redeemed by the Company at a redemption price of $1,000 per share.

      The holder of any share or shares of Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Convertible Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is determined by a predetermined formula.

      The Company has not finalized the terms of the Junior Redeemable Preferred Stock agreement with the holders. Once finalized, the Company expects that the Junior Redeemable Preferred Stock will include a redemption feature for the holders of the Junior Redeemable Preferred Stock.

Note 7 - OPERATING LEASE

      The Company leases buildings from several unrelated companies. The Company also leases certain machinery and equipment from unrelated parties under operating leases.

      Total rent amounted to $391,869 for the year ended March 31, 2004.

      At March 31, 2004, the future minimum lease payments under operating leases were as follows:

2005          $  316,302
2006             274,672
2007             145,980
2008               5,209
              ----------
              $  742,163
              ==========

Note 8 - EMPLOYEE STOCK OPTION PLAN

      The Company has a restricted stock option plan for key officers, employees, and board members. Options are granted at the discretion of the Board of Directors and may be exercised for up to ten years from the date of grant. Options granted vest at a rate of 20% per year for five years.

      The Company has adopted the disclosures-only provision of SFAS No. 123, Accounting for Stock-Based Compensation. Accordingly, no compensation cost has been recognized for the restricted stock option plan as it relates to employees. Had compensation cost for the Company's restricted stock option plan been determined based on the fair value at the date of grant for awards consistent with the provisions of SFAS No. 123, there would have been no change to the Company's net income.

                                                             [PLANTE MORAN LOGO]

                        FRONTRUNNER NETWORK SYSTEMS CORP.
                         NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2004 AND 2003

Note 8 - EMPLOYEE STOCK OPTION PLAN - Continued

      The fair value of each grant is estimated on the date of grant using the Black-Scholes option-pricing model using an assumed risk-free interest rate of 4.79% and an expected life of ten years. As the Company is not considered to be publicly traded for the purposes of applying SFAS No. 123, the Company did not include a volatility factor assumption in its fair value model.

      A summary of activity under the plan as of March 31 2004, 2003, and 2002 consisted of the following:

                                                                                             Weighted-
                                                                   Outstanding               Average
                                                                     Options              Exercise Price
                                                                   -----------            --------------
Outstanding shares under option, April 1, 2002                      9,218,250                $ .04

Options cancelled                                                    (199,500)                 .18
                                                                   ----------
Outstanding shares under option, March 31, 2003                     9,018,750                  .04

Options cancelled                                                    (151,000)                 .18
                                                                   ----------
Outstanding shares under option, March 31, 2004                     8,867,750                  .03
                                                                   ==========
Options exercisable at March 31, 2004                               7,094,200                  .03
                                                                   ==========

      The following table summarizes information concerning outstanding and exercisable options at March 31, 2004:

                   Options                                               Options
                 Outstanding                                           Exercisable
-------------------------------------------       ----------------------------------------------------
                                  Weighted
                                   Average
                                  Remaining         Weighted                              Weighted
   Range of        Number        Contractual         Average                              Average
Exercise Price   Outstanding         Life         Exercise Price       Number          Exercise Price
--------------   -----------     -----------      --------------       ------          --------------
 $.001 - $.18     8,867,750           1.0             $ .03           7,094,200            $ .03

Note 9 - EMPLOYEE BENEFIT PLANS

      The Company maintains a qualified 401(k) profit sharing plan to provide retirement benefits to substantially all employees. The Plan provides for contributions in such amounts as the Board of Directors may determine, but not in excess of 15% of the eligible participants' compensation for the year and are matched by 100% by the Company up to 3% of the employees' pre-tax compensation. The Company's policy is to fund profit sharing costs accrued. Company contributions to the Plan for the year ended March 31, 2004 and 2003 were approximately $136,037 and $152,853, respectively.

Note 10 - CUMULATIVE CHANGES IN ACCOUNTING PRINCIPLE

      Effective April 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets, and determined that the goodwill associated with the acquisition of certain Company assets was fully impaired based on expected future cash flows. The impairment loss of $6,381,918 to adjust the carrying value of goodwill is included as a cumulative effect of change in accounting principle in accordance with SFAS No. 142.

                                                             [PLANTE MORAN LOGO]

                        FRONTRUNNER NETWORK SYSTEMS CORP.
                         NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2004 AND 2003

Note 11 - INCOME TAXES

      The deferred tax assets and liabilities consisted of the following components as of March 31:

                                                                    2004                     2003
                                                               --------------            -------------
Long-term deferred tax assets (liabilities):
   Accumulated amortization                                    $    1,243,710            $   1,485,190
   Accumulated depreciation                                          (153,363)                (125,309)
   Inventory reserve                                                  108,972                  145,639
   Net operating loss carryforward                                 14,328,921               15,400,671
                                                               --------------            -------------
                                                                   15,528,240               16,906,192
   Less valuation allowance                                       (15,528,240)             (16,906,192)
                                                               --------------            -------------
Net deferred tax assets (liabilities)                          $           --            $          --
                                                               ==============            =============

      The current year change in the valuation allowance is $1,377,952. The net operating losses begin to expire in 2015.

Note 12 - RELATED-PARTY TRANSACTIONS

      Included in accounts receivable at March 31, 2003 is $11,735 from an entity owned by a member of the board of directors of the Company for sales of inventory and services. Sales to the entity were $60,046 for 2003. No transactions occurred during fiscal year 2004.

      Included in accounts payable at March 31, 2003 is $6,450 due to an entity owned by an officer of the Company for software support. Purchases from the entity were $223,050 and $320,062, respectively, for the years ended March 31 2004 and 2003.

Note 13 - CONCENTRATIONS

      Customers

      The Company has one major customer who accounted for 15% of sales for the years ended March 31, 2004. The amount due from this customer was approximately 31% of total accounts receivable as of March 31, 2004.

Note 14 - EXTRAORDINARY ITEM

      The Company was named in a lawsuit initiated by Global Crossings, the successor company to ALC Communications, in an attempt to accelerate repayment of the $4,500,000 note payable, which was subordinated to the bank and other debt. The Company had significant counter claims against the creditor. The lawsuit resulted from the Company being delinquent on interest payments under the terms of the note while it was negotiating with the creditor's prior management. The lawsuit was settled in May 2003 and approved by the bankruptcy court on July 30, 2003. The significant terms of the settlement included the following provisions. The $4,500,000 note payable plus accrued interest due to ALC Communications was forgiven. In exchange, the Company agreed to pay $200,000 to Global Crossing, within 30 days of the approval of the settlement by the Bankruptcy Court and $600,000 in 36 equal monthly installments with no interest charged on the balance due. The

                                                             [PLANTE MORAN LOGO]

                        FRONTRUNNER NETWORK SYSTEMS CORP.
                         NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2004 AND 2003

Note 14 - EXTRAORDINARY ITEM - Continued

      Company also agreed to provide up to $250,000 in approved equipment and technical installation services to Global Crossing for up to three years subsequent to the final order approving the settlement.

      The terms of the settlement as detailed above resulted in income from the forgiveness of debt in the amount of $3,537,803. Due to the unusual and infrequent occurrence of this transaction the income generated by this settlement appears as an extraordinary item on the statements of operations for the year ended March 31, 2004.

Note 15 - GOING CONCERN

      The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of March 31, 2004, the Company had a working capital deficiency of $8,411,523 and a stockholders' deficit of $12,580,029, due primarily to recurring losses. These factors, among others, indicate that the Company may be unable to continue as a going concern for a reasonable period of time.

      The financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations, to obtain additional financing, and ultimately, to attain successful operations.

      Management of the Company has completed several steps designed to return the company to profitability and positive cash flow. These steps include a reduction in workforce resulting in monthly SG&A expense savings of $90,000, additional service contract revenue with monthly revenue value of $70,000, forgiveness of debt in the current year of $3,537,803, and a restructuring of its remaining bank debt to reduce amortization payments by $40,000 per month.

Note 16 - NEW FASB INTERPRETATION TO BE ADOPTED IN THE FUTURE

      In May 2003, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. The Standard focuses on mandatorily redeemable shares, forward contracts to purchase an entity's own stock, and freestanding written options that enable the investor to put shares of stock to the issuer. Prior to this statement mandatorily redeemable shares were typically presented in the balance sheet between liabilities and equity, commonly referred to as the "mezzanine" section and many forward purchase contracts and written put options were presented as equity, if they could be net-share-settled by the issuer. The Standard will result in more instruments being classified as liabilities, partially eliminate the "mezzanine" section of the balance sheet, and require that, for a limited number of non-public companies, the balance sheet present only assets and liabilities (no equity). The Interpretation is generally effective for mandatorily redeemable instruments of non-public entities for fiscal periods beginning after December 15, 2003.

      The Company is currently evaluating the effect that implementation of the Interpretation will have on its financial position, results of operations, and cash flows.

                                                             [PLANTE MORAN LOGO]

                        FRONTRUNNER NETWORK SYSTEMS CORP.
                         NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2004 AND 2003

Note 17 - SUBSEQUENT EVENT

      Management states that the actions described in the note above have improved operating margins significantly. Current performance is meeting or exceeding budget targets negotiated with the Company's bank and major creditors.

      Subsequent to year end, on September 15, 2004, the Company's ownership and management finalized a merger agreement whereby the Company has become a wholly-owned subsidiary of a public company. This transaction has directly resulted in further reduction of both $1,420,000 of existing debt and $106,000 of accrued interest. The Company also received an immediate infusion of $250,000 in additional working capital from the parent upon completion of the merger. The merger provides the Company additional backing from a strong corporate balance sheet that includes $3,500,000 in cash, and expanded access to both public equity and debt markets. The merger has also strengthened the Company with new technology and several additions to its product suite, positioning the company as a viable competitor in several rapidly growing Voice Over IP (VOIP) communication market segments.


                                                             [PLANTE MORAN LOGO]

      (b)   Pro forma financial information.

                          CAPITAL GROWTH SYSTEMS, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     TWELVE MONTHS ENDED, DECEMBER 31, 2003
                                   (UNAUDITED)

                                                          NOTE 2        NOTE 3
                                                         CAPITAL      FRONTRUNNER                              PRO FORMA
                                                         GROWTH        NETWORK       PRO FORMA                CONSOLIDATED
                                                       SYSTEM, INC.  SYSTEMS CORP.  ADJUSTMENTS    NOTES          TOTAL
                                                       ------------  -------------  -----------    -----     --------------
REVENUES                                              $      59,027  $ 12,330,571                            $   12,389,598
                                                      -------------  ------------   ------------  -------    --------------
   Cost of Sales                                            129,806     5,991,340                                 6,121,146
                                                      -------------  ------------                            --------------
GROSS PROFIT                                                (70,779)    6,339,231              -                  6,268,452

   Selling, general and administrative expenses           2,420,345     6,322,497                                 8,742,842
                                                      -------------  ------------   ------------  -------    --------------
OPERATING INCOME (LOSS)                                  (2,491,124)       16,734              -                 (2,474,390)

   Interest Expense, net                                    146,509       335,796         (2,995) Note 11           479,310
                                                      -------------  ------------   ------------  -------    --------------

NET LOSS                                              $  (2,637,633) $   (319,062)  $      2,995             $   (2,953,700)
                                                      =============  ============   ============  =======    ==============
 Weighted Average Shares Outstanding                        931,500                    1,000,000  Note 3          1,931,500

NET LOSS PER SHARE                                    $       (2.83)                                         $        (1.53)

       SEE ACCOMPANYING NOTES TO COMBINED PRO FORMA FINANCIAL STATEMENTS.

                          CAPITAL GROWTH SYSTEMS, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED, JUNE 30, 2004
                                   (UNAUDITED)

                                                    NOTE 2          NOTE 3
                                                   CAPITAL       FRONTRUNNER                            PRO FORMA
                                                    GROWTH         NETWORK       PRO FORMA             CONSOLIDATED
                                                 SYSTEM, INC.   SYSTEMS CORP.   ADJUSTMENTS    NOTES       TOTAL
                                                 ------------   -------------   -----------    -----   ------------
REVENUES                                         $    303,472   $   5,509,127                          $  5,812,599
                                                 ------------   -------------   ----------    -------  ------------

  Cost of Sales                                        93,364       2,571,487                             2,664,851
                                                 ------------   -------------   ----------    -------  ------------

GROSS PROFIT                                          210,108       2,937,640            -                3,147,748

  Selling, general and administrative expenses      2,367,922       2,931,748                             5,299,670
                                                 ------------   -------------   ----------    -------  ------------

OPERATING INCOME (LOSS)                            (2,157,814)          5,892            -               (2,151,922)

  Interest Expense (Income), net                      (17,109)        222,597       57,566    Note 11       263,054
                                                 ------------   -------------   ----------    -------  ------------

NET LOSS                                         $ (2,140,705)  $    (216,705)  $  (57,566)            $ (2,414,976)
                                                 ============   =============   ==========    =======  ============

Weighted Average Shares Outstanding                12,755,921                    1,000,000     Note 3    13,755,921

NET LOSS PER SHARE (BASIC AND FULLY DILUTED)     $      (0.17)                                         $      (0.18)

       SEE ACCOMPANYING NOTES TO COMBINED PRO FORMA FINANCIAL STATEMENTS.

                          CAPITAL GROWTH SYSTEMS, INC.
                        PRO FORMA COMBINED BALANCE SHEET
                                  JUNE 30, 2004
                                   (UNAUDITED)

                                                   NOTE 2       NOTE 3
                                                  CAPITAL     FRONTRUNNER                               PRO FORMA
                                                  GROWTH        NETWORK          PRO FORMA               COMBINED
                                                SYSTEM, INC.  SYSTEMS CORP.     ADJUSTMENTS    NOTES     BALANCE
                                                ------------  -------------     -----------    -----   -----------
ASSETS

CURRENT ASSETS

   Cash                                         $ 4,831,768   $    202,122               -             $  5,033,890
   Accounts receivable                               11,835      1,478,562                                1,490,397
   Inventories, net                                      -       1,267,546                                1,267,546
   Other current assets                             101,776        130,304                                  232,080
                                                -----------   ------------      ----------    -------  ------------
 Total Current Assets                             4,945,379      3,078,534                                8,023,913

 FIXED ASSETS, NET                                  276,994        986,711                                1,263,705

 OTHER ASSETS
   Software License Fees                            291,633                                                 291,633
   Goodwill                                               0                      7,195,354     Note 4     7,195,354
                                                -----------   ------------      ----------    -------  ------------

 TOTAL ASSETS                                   $ 5,514,006   $  4,065,245   $   7,195,354             $ 16,774,605
                                                ===========   ============   =============    =======  ============

 LIABILITIES & STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES
   Current maturities of long-term debt                   -      5,743,671      (1,106,640)    Note 5     4,637,031
   Accounts payable                             $   124,206   $  2,796,983      (1,815,635)    Note 6     1,105,554
   Accrued expenses                                   7,979   $    705,960        (141,970)    Note 7       571,969
   Deferred Revenues                                  4,728   $  1,591,678                                1,596,406
   Advance billings                                       -   $    404,596                                  404,596
   Other current liabilities                          1,955        126,602                                  128,557
                                                -----------   ------------      ----------    -------  ------------
 Total Current Liabilities                          138,868     11,369,490      (3,064,245)               8,444,113

 LONG TERM LIABILITIES
   Long term notes                                        -        104,565       1,500,789     Note 8     1,605,354
   Preferred Stock                                        -      5,103,155      (5,103,155)    Note 9             -
                                                -----------   ------------      ----------    -------  ------------
 TOTAL LIABILITIES                                  138,868     16,577,210      (6,666,611)              10,049,467
                                                -----------   ------------      ----------             ------------
 STOCKHOLDERS' EQUITY
   COMMON STOCK                                       1,597         87,155         (87,055)   Note 10         1,697
   ADDITIONAL PAID IN CAPITAL                    11,278,796     38,538,671     (37,188,771)   Note 10    12,628,696
   RETAINED DEFICIT                              (5,905,255)   (51,137,791)     51,137,791    Note 10    (5,905,255)
                                                -----------   ------------      ----------             ------------
 STOCKHOLDERS' EQUITY                             5,375,138    (12,511,965)     13,861,965                6,725,138
                                                -----------   ------------      ----------             ------------
 TOTAL LIABILITIES AND STOCKHOLDERS'  EQUITY    $ 5,514,006   $  4,065,245       7,195,354             $ 16,774,605
                                                ===========   ============   =============             ============

       SEE ACCOMPANYING NOTES TO COMBINED PRO FORMA FINANCIAL STATEMENTS.

CAPITAL GROWTH SYSTEMS, INC.
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(UNAUDITED)
NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited pro forma combined balance sheet as of June 30, 2004 and unaudited combined statements of operations for the twelve and six month periods ended December 31, 2003 and June 30, 2004, respectively, give effect to the acquisition of Frontrunner Network Systems Corp. (Frontrunner) by Capital Growth Systems, Inc. (CGSI) on September 15, 2004.

The unaudited pro forma combined financial statements of CGSI included herein have been prepared by management in accordance with the accounting principles generally accepted in the United States of America. They have been prepared from information derived from the December 31, 2003 (audited) and June 30, 2004 (unaudited) financial statements of CGSI and the March 31, 2004 (audited) and the June 30 (unaudited) financial statements of Frontrunner, together with other information available to the entities. The CGSI financial statements reflect the effects of the reverse merger between CGSI and Nexvu Technologies, LLC (Nexvu), which occurred on January 28, 2004. This transaction resulted in the financial statements of Nexvu being the surviving company for financial statement purposes. Accordingly, the historical financial statements of Nexvu are utilized for the CGSI financial statements prior to the merger. In the opinion of management of CGSI, these unaudited pro forma consolidated financial statements include all adjustments necessary for the fair presentation of the merger between CGSI and Frontrunner as described below.

The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto of CGSI and Nexvu, as filed with the Securities and Exchange Commission in their annual report on form 10KSB, as amended, and second quarter 10QSB and the financial statements of Frontrunner, included elsewhere in this 8-K. The CGSI unaudited pro forma combined balance sheet gives effect to the merger of Frontrunner as if it had occurred on June 30, 2004. The unaudited pro forma combined statements of operations for the twelve months and six months ended December 31, 2003 and June 30, 2004, respectively, give effect to the merger as if it had occurred at the start of the fiscal periods beginning on January 1, 2003 and January 1, 2004. The audited financial statements of Frontrunner are for the twelve month periods ending March 31. For purposes of the pro forma statement of operations, these financial statements were utilized in the combined pro forma financial statements for the twelve months ended December 31, 2003. The unaudited results of operation for Frontrunner for the six month period ended June 30, 2004 were derived from the calendar six month period ended June 30, 2004. Accordingly, the results of Frontrunner's calendar first quarter ended March 31, 2004 are included in the twelve month and six month period statement of operations. These unaudited pro forma combined financial statements are not necessarily indicative of the financial position or results of operations, which would have resulted if the combination and related transactions had actually occurred on those dates.

NOTE 2 - CAPITAL GROWTH SYSTEMS, INC.

Capital Growth Systems, Inc. is the holding company for its wholly owned limited liability corporation, Nexvu Technologies, LLC (Nexvu). As of the date of this merger, Nexvu represented essentially all of the operations of CGSI. Nexvu is engaged in the development and sale of application performance management software to large and mid-sized companies for use in connection with their computer network systems. They have been existence since 2002 and have only recently begun selling their product. As of the date of the merger, Nexvu had 15 full time employees.

NOTE 3 - ACQUISITION OF FRONTRUNNER

On September 15, 2004, CGSI acquired all of the common stock and certain of the Preferred Stock of Frontrunner. Frontrunner is a converged network systems provider with its core business in the design, installation, service and monitoring of customer-premise voice/data/video networks. They currently employ approximately 85 people serving over 1,000 customers. In addition to their core business, Frontrunner has begun providing professional services in the area of contact center design and installation, remote network monitoring and management, as well as network security.

In consideration of the merger, CGSI will issue 1,000,000 shares of common stock to certain creditors of Frontrunner in exchange for the cancellation of indebtedness to Frontrunner by those creditors of $2,252,423. Some of this cancellation of indebtedness was completed prior to the merger, with the remaining amount still in discussions. The cancellation of the indebtedness will be in the form of $1,421,486 of term debt along with $830,937 of debt which had been earmarked to be converted to Preferred Stock without terms being finalized. Additionally, CGSI paid $1.00 for each share of 228.184 shares of nonvoting Eight Percent (8%) Senior Preferred Stock, par value $100.00 per share for a total of $228.18. The remaining existing debt will remain outstanding. In addition to the Senior Preferred Stock, there were 2,000 shares of Junior Convertible Preferred Stock, par value of $100.00 per share and 4,050 shares of Series A Convertible Preferred Stock, par value of $100.00 per share as well as 87,155,413 shares of common stock. All of these shares, along with all outstanding stock warrants and options were extinguished and cancelled without consideration thereof as of the merger date.

In addition to the extinguishment of debt and the cancellation of equity securities and rights, there were other items that would have impacted the combined financial statements. As part of the merger agreement, Frontrunner is in the process of converting some long outstanding Accounts Payable balances into interest bearing notes. The balances on these accounts were $1,815,635 as of June 30, 2004, of which $314,486 would be payable within one year and the remaining balance of $1,500,789 payable in excess of one year. The current portion of this reclassification is recorded as an increase to current maturities of long-term debt with the long-term portion classified as long-term notes. Additionally, interest on this conversion was imputed for the statement of operations for the twelve and six month periods ending December 31, 2003 and June 30, 2004 respectively. Total imputed interest on these notes was $109,428 and $48,866 for the twelve and six month periods ended December 31, 2003 and June 30, 2004 respectively.

NOTE 4 - GOODWILL

The goodwill represents fair market value of the 1 million shares of CGSI common stock issued at an assumed price of $1.35 per share plus the difference between the fair market value of the assets acquired less the liabilities assumed of $5,845,354. The most recent private placement of our common stock was made at $1.35 per share, which is assumed to constitute its fair market value.

NOTE 5 - CURRENT MATURITIES OF LONG-TERM DEBT

Represents the $1,421,486 of notes payable extinguished as part of the merger agreement reflected as a reduction in current maturities of long-term debt, partially offset by the $314,846 of Accounts Payable reflected in the current maturities of long-term debt, both explained more fully in Note 3.

NOTE 6 - ACCOUNTS PAYABLE

This represents the reclassification of Accounts Payable into interest-bearing debt, as explained in Note 3.

NOTE 7 - ACCRUED EXPENSES

Represents the accrued interest on the $1,421,486 of notes payable extinguished as part of the merger, as explained in Note 3.

NOTE 8 - LONG-TERM NOTES

Represents the long-term portion of the Accounts Payable reclassified into interest-bearing debt, as explained in Note 3.

NOTE 9 - PREFERRED STOCK

Represents the Senior Preferred Stock and junior redeemable preferred stock in the amount of $22,200 and $830,955 respectively which was converted into common stock of CGSI, as well as the Junior Convertible preferred stock and Series A junior convertible preferred stock of $200,000 and $4,050,000, which was extinguished as part of the merger.

NOTE 10 - STOCKHOLDERS' EQUITY

This reflects the elimination of Frontrunners' equity in the transaction.

NOTE 11 - INTEREST EXPENSE

This reflects the interest on the Notes Payable that was extinguished as part of the merger agreement in the amount of $106,432 and $106,433 for the twelve month and six month periods ended December 31, 2003 and June 30, 2004 respectively, partially offset by imputed interest on the Accounts Payable converted to debt in the amount of $109,428 and $48,866 for the twelve month and six month periods ended December 31, 2003 and June 30, 2004 respectively,

      (c)   Exhibits.

      16.1 - Letter from Russell & Atkins PLC, dated November 12, 2004.

      99.1 - Shareholder Letter dated November 12, 2004.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2004

                                 CAPITAL GROWTH SYSTEMS, INC.

                                 By:   /s/ D. Skip Behm
                                       ---------------------------------
                                 Its:  D. Skip Behm, CFO

932731_1

                                 EXHIBIT INDEX

Exhibit Number     Description

   16.1            Letter from Russell & Atkins PLC, dated November 12, 2004.

   99.1            Shareholder Letter dated November 12, 2004.